                                                             EXHIBIT 10.11

                                PROMISSORY NOTE

    $
     -----------------                         February 12, 1997

    In consideration of the loan (hereinafter referred to as a "Loan") Safeguard Scientifics, Inc., a Pennsylvania corporation (the "Lender"), has made to
      , an individual residing at       (the "Borrower"), and for value
received, the Borrower hereby promises to pay to the order of the Lender, at the Lender's office located at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945 or at such other place in the continental United States as the Lender may designate in writing, in lawful money of the United States, and
in immediately available funds, the principal sum of $         , together with
interest thereon at the rate hereinafter set forth.

    Interest on the outstanding principal amount of the Note shall accrue from the date hereof at a per annum rate equal to 5.81%. The unpaid principal balance of the Note, together with accrued interest thereon, shall be paid on February 12, 1999. In the event of Borrower's termination of employment, the unpaid principal balance and all accrued interest thereon shall be paid in full.

    This Note and all of the Borrower's obligations hereunder are secured by the pledge by the Borrower of certain shares of stock acquired by the Borrower under the Lender's Long Term Incentive Plan (the "Pledged Stock") pursuant to the terms and conditions of a Pledge Agreement (the "Pledge Agreement") of even date herewith between the Borrower and the Lender. Notwithstanding the foregoing, the Borrower shall remain liable to the Lender for any deficiency remaining after any foreclosure of the pledge pursuant to the Pledge Agreement.

    All payments made on this Note (including, without limitation, prepayments) shall be applied, at the option of the Lender, first to late charges and collection costs, if any, then to accrued interest, if any, and then to principal. Any interest payable hereunder shall be calculated for actual days elapsed on the basis of a 360-day year.

    The outstanding principal amount of this Note, together with accrued interest, may be prepaid in whole or in part without any prepayment penalty or premium at any time or from time to time by the Borrower upon notice to the Lender.

    Notwithstanding anything in this Note, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by the Borrower at any time shall be applied to the unpaid balance of any outstanding principal of this Note.

    An event of default hereunder shall consist of:

        (i) a default in the payment by the Borrower to the Lender of principal or interest under this Note as and when the same shall become due and payable;

        (ii) an event of default by the Borrower under any other obligation, instrument, note or agreement with the Lender for borrowed money, beyond any applicable notice and/or grace period;

       (iii) any default in the performance of the Obligations of the Borrower under the Pledge Agreement (the "Pledge Agreement") dated the date hereof between the Borrower and the Lender, such default continuing after 15 days notice thereof from the Lender to the Borrower;

        (iv) any representation or warranty set forth in Paragraph A of the Pledge Agreement proves to be untrue; provided, the Borrower will have 48 hours after notice by the Lender to cure any untrue representations and warranties unless the Lender, in its reasonable discretion, will be materially and adversely affected by allowing such cure period; or

        (v) institution of any proceeding by or against the Borrower under any present or future bankruptcy or insolvency statute or similar law and, if involuntary, if the same are not stayed or dismissed within 60 days, or the Borrower's assignment for the benefit of creditors or the appointment of a receiver, trustee, conservator or other judicial representative for the Borrower or the Borrower's property or the Borrower's being adjudicated a bankrupt or insolvent.

    Upon the occurrence of any event of default, interest shall accrue on the outstanding balance of this Note at a per annum rate equal to 7.81%, the entire unpaid principal amount of this Note and all unpaid interest accrued thereon shall, at the sole option of the Lender, without notice, become immediately due and payable, and the Lender shall thereupon have all the rights and remedies provided hereunder or now or hereafter available at law or in equity.

    The Borrower hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by the Lender. The Borrower shall pay to the Lender, upon demand, all costs and expenses, including, without limitation, attorneys' fees and legal expenses, that may be incurred by the Lender in connection with the enforcement of this Note.

    Any failure by the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Note shall be binding upon the Lender unless in writing and signed by it.

    Notices required to be given hereunder shall be deemed validly given (i) three business days after sent, postage prepaid, by certified mail, return receipt requested, (ii) one business day after sent, charges paid by the sender, by Federal Express Next Day Delivery or other guaranteed delivery service, (iii) when sent by facsimile transmission, or (iv) when delivered by hand:

    If to the Lender:

        Safeguard Scientifics, Inc.
        Attention: General Counsel
        800 The Safeguard Building
        435 Devon Park Drive
        Wayne, PA 19087

    If to the Borrower:

        to the address set forth in the first
        paragraph of this Note

or to such other address, or in care of such other person, as holder or the Borrower shall hereafter specify to the other from time to time by due notice.

        Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

        This Note shall apply to and bind the successors of the Borrower and shall inure to the benefit of the Lender, its successors and assigns.

        The Note shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

        The Borrower has duly executed this Note as of the date first above written.

                          SCHEDULE OF PROMISSORY NOTES

The promissory note dated February 12, 1997 executed by certain of the Company's executive officers and employee directors is identical in all material respects except as to the borrower and the amount of the note. The following schedule identifies the material details in which such promissory notes differ from the promissory note which is filed herewith:

BORROWER                                    AMOUNT OF NOTE
------------------------------------------  --------------

Donald R. Caldwell                           $ 181,424.21

Jerry L. Johnson                             $ 166,225.82

Thomas C. Lynch                              $ 166,225.82

Michael W. Miles                             $ 108,855.67

James A. Ounsworth                           $ 136,070.61

Glenn T. Rieger                              $ 108,855.67

Charles A. Root                              $ 181,424.21

Delbert W. Johnson                           $  54,429.60